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                             JOINT VENTURE AGREEMENT


     This joint venture agreement is entered into as of October 1, 1995 by and between Keller Entertainment Group, Inc. a California corporation (referred to herein as "KEG") and Seagull Entertainment, Inc. a Deleware corporation (referred to herein as "SE") which are collectively referred to herein as the "Venturers".

NOW THEREFORE, it is mutually agreed by and between the above named Venturers as follows:

     1. Name and Purpose: The Venturers hereby form a joint venture (referred to herein as the "Joint Venture") under the name KELLER SIEGEL ENTERTAINMENT for the purpose of the production and/or worldwide distribution of television movies and television series. The Venturers shall mutually agree in writing to each project and/or property the Joint Venture shall undertake to produce and/or distribute. The Venturers agree that the initial project is the production and distribution of a new live action one hour television series based on the Tarzan character created by Edgar Rice Burroughs. Upon execution of this Agreement, the Venturers shall sign and cause to be filed and published in the State of California a certificate of fictitious business name or other appropriate similar document indicating that the Joint Venture will be conducting business under such name. SE shall be responsible for the domestic distribution and KEG shall be responsible for the foreign distribution.

     2. Place of Business: The Joint Venture's principal place of business shall be 14225 Ventura Boulevard, Sherman Oaks, California 91423. The principal place of business may be changed from time to time and other places of business may be established by actions taken in accordance with the provisions of this agreement.

     3. Name and Domicile of each Venturer: The name and addresses of each of the Venturers is as set out below:

             a.  Keller Entertainment Group, Inc.
                 14225 Ventura Boulevard
                 Sherman Oaks, California 91423

             b.  Seagull Entertainment, Inc..
                 345 Park Avenue South
                 2nd Floor
                 New York, New York 10010

     3. The Term: The Joint Venture shall begin as of the date of this Agreement and shall continue until such time as the purpose of the Joint Venture set forth in Paragraph 1




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hereof has been completely fulfilled or until dissolved by mutual written agreement of the Venturers.

     4. Capital: The capital required for the business of the Joint Venture shall be contributed equally by the Venturers. No Venturer may withdraw capital from the Joint Venture without the consent of the other Venturer. The Venturers agree that the business philosophy of the Venture shall be that it shall receive capitalization for the production Costs and distribution expenses of each new project the Venture takes on from third party financial sources. The Venturers agree that $500,OOO for the marketing and distribution of the new Tarzan two hour premiere and series shall be taken in by the Venture from STI and that thereafter each Venturer shall be responsible for an additional $50,OOO to cover the distribution costs through February 28, 1996. The Venturers shall thereafter fund the additional preapproved distribution costs (with a maximum of an additional $900,000 or a total of $1,500,000) on a 50/50 basis unless same are received from third party funding.

     5. Gross Income to the Venture: All sales, licenses and any other source of income derived from the projects and/or properties of the Joint Venture shall be made only in the name of the Joint Venture. All expenses accrued on behalf of the Joint Venture shall be made in the individual Venturers' names., ie, either KEG or SE. Neither Venturer shall comingle any income or projects of the Venture with any of their other projects or companies. The Venturers and their officers shall fully disclose to each other any possible licenses or agreements of any kind which might be comingled or in any way receive a benefit from a project that is owned by the Joint Venture. Any rebates or commissions received by either Venturer, or employees thereof, or a company controlled by either Venturer shall be disclosed and become gross income to the Joint Venture even though paid initially to one of the Venturers' other companies or employees.

     6. Cash Distribution; Compensation: It is contemplated that the Venturers' shall receive reasonable compensation for the services provided to the Joint Venture as specified in the budgets for the projects, or otherwise as the Venturers may agree. Gross Income received in the Joint Venture on the Tarzan project shall be distributed monthly as follows:

          1. Payment to each Venturer of the written preapproved costs and expenses up to $600,000.

          2. an equal division of the distribution fees which are charged by the Joint Venture on the project shall be paid out to each Venturer on a 50/50 basis.

          3. Reimbursement to the Venturers of each of their additional mutually approved marketing and distribution expenses which shall be no greater than an additional $900,000.






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          4. Reimbursement with STI on a pari passu basis with paragraph 6.3 of their advanced marketing and distribution expenses.

          5. Third Party profit participations (if any) due.

     All production and distribution expenses allocated to the venture shall be preapproved by both venturers and signed off on in writing on a monthly basis.

It is the intention of the Venturers that neither draw salaries for any officers or employees nor pay their individual overhead expenses from the Joint Venture. Both Venturers shall continue to pay all their own employee salaries and expenses excluding travel, hotel and living expenses for the various trade shows. As between the Venturers, approved sales trips can be submitted for payment by the Venture, however, as between the Venturers, only coach class shall be paid for sales trips and hotels at a maximum of $250.00 per night and normal (non limo) transportation. Notwithstanding the above, as to 3rd parties, all actually incurred travel, hotel and living expenses of the Venturers including sales trips shall be charged as distribution expenses.

As between the Venture and 3rd parties, each Venturer shall be responsible for any of its expenses which are disallowed under audit by a 3rd party. Accordingly, any disallowed expenses shall be charged to that Venturer's account until the matter is settled with the 3rd party. Said Venturer shall be solely responsible to the third party for the disallowed expenses however the Venture shall be able to keep an amount equal to the disallowed amount on the books as a reserve and charge same to said Venturers account until the matter is resolved.

It is the intention of the Venturers that each Venturer incurs their approved portion of expenses in their separate corporate name identity. Accordingly all approved expenses incurred by KEG shall be billed to KEG and paid by said corporation and all approved expenses incurred by SE shall be billed to SE and paid by said corporation. In the event that an expense billed to either Venturer involves a Joint Venture project and a non joint Venture project, the Venturer shall so designate on the invoice and a mutually agreed upon apportionment between the projects shall be made.

Cash distributions and compensation on any additional new projects of the Joint Venture shall be agreed upon in a subsequent agreement signed by the Venturers.

     7. Allocation of Profits. Losses and Taxes: (a) The net profits or net losses of the Joint Venture shall be allocated, credited or charged as the case may be, to the Venturers in equal shares of fifty percent (50%) each. The terms "net profits" and "net losses" as used in this Agreement shall be defined as gross receipts received by the Joint Venture from any and all sources in connection with Joint Venture projects less the aggregate of all preapproved costs and expenses of the Joint Venture incurrd by each Venturer, less a 50/50 split of the distribution fees and less third party gross or net profit participations. For purposes of computing the Joint Venture's net profits and net losses only the costs and expenses preapproved by both of the Venturers and incurred by either Venturer




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directly on behalf of the Joint Venture projects shall be charged and shall reduce the gross receipts of the Joint Venture in calculating the Joint Venture's net profits or net losses.

     (b) Any and all tax credits and/or deductions to which the Joint Venture shall become entitled shall be allocated equally between the Venturers in shares of fifty percent (50%) each or taken directly by the Joint Venture if the Venturers so decide.

     8. Management and Joint Venturer Responsibilities: The Venturers shall have equal control over all the creative, financial aspects of the development, production and distribution of the projects selected to be produced and/or distributed by the Joint Venture. In the event of a deadlock disagreement regarding creative decisions, the Venturer who brought the project and/or property to the Joint Venture shall have final creative control. In the event of a deadlock disagreement regarding financial, legal and/or business decisions, either Venturer can immediately schedule a mediation (the mutually approved mediator selected must be a former judge) which will be paid for by the Joint Venture and which decision shall be binding on the Joint Venture and both Venturers agree to be bound by same.

     9. Books, Records and Bank Accounts: (a) The Joint Venture shall at all times throughout its existence, keep or cause to be kept, at the principal place of business of the Joint Venture or at such other place as the Venturers' may determine, books and accounting records for the business and operations of the Joint Venture. Such books shall be open to inspection by the Venturers, or their authorized representatives, during reasonable working hours. The accounting for the Joint Venture's purposes, including the determination of the Joint Venture's net profits shall be in accordance with generally accepted accounting principles consistently applied. The Joint Venture shall engage the services of a CPA who shall be selected with the mutual approval of both Venturers.

     (b) There shall be maintained for each Venturer a capital account and an income account. Each Venturer's distributive share of profits and losses, and monthly and end of year withdrawals not previously posted shall be credited or debited to the respective Venturer's income account as of the close of the calendar year. Thereafter, any debit or credit balance remaining in the income account of a Venturer shall be debited or credited as the case may be to its respective capital acount.

     (c) The Joint Venture shall be on a calendar year basis for accounting purposes (the Joint Venture's Fiscal Year). As soon after the close of each fiscal year as is reasonably practicable, a full and accurate accounting shall be made of the financial affairs of the Joint Venture as of the close of each such fiscal year. When such accounting and accounting statement is made and provided to the Venturers, the net profits or the net loss sustained by the Joint Venture during such fiscal year shall be ascertained and creditd or charged as the case may be in the books of account of the Joint Venture in the proportions hereinabove specified.


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     (d) From time to time, but no less than quarterly, the Venturer shall make distributions from the capital of the Joint Venture which shall be in excess of the reasonable needs of the Joint Venture for working capital and reserves as mutually determined by the Venturers, provided however that so long as any Venturer has any indebtedness or other outstanding obligation to the Joint Venture, any distribution that would otherwise be made shall first be applied toward any such indebtedness or other obligation.

     (e) All funds of the Joint Venture shall be deposited into any account or accounts in the name of the Joint Venture at such bank or banks as may from time to time be selected by the Joint Venture. All withdrawals from any such account or accounts shall be made by check or other written instrument which shall require the signature of a representative of each Venturer.

     10. Outside Activities Permitted: It is the intention of both of the Venturers that they each continue their other ongoing businesses. The Venturers may engage in or possess an interest in any other business venture of every kind, nature and description, including ventures or enterprises which may compete with the Joint Venture and neither the Joint Venture or the other Venturer shall have any rights in said business ventures or to the income or to the profits derived therefrom. No Venturer shall be obligated to offer any business opportunity to the other Venturer or to the Joint Venture. Each Venturer hereby waives any right it may have against the other Venturer for capitalizing on information learned as a consequence of its connection with the affairs of the Joint Venture.

     11. Contracts and Agreements: All contracts and agreements must be signed by each of the Venturers or preapproved in writing by the non signing Venturer. If any contract or agreement is entered into by a Venturer without the written consent of the other Venturer, the Venturer purporting to enter into such unauthorized contract on behalf of the Joint Venture shall indemnify and hold harmless the non contracting Venturer from all claims, liabilities, damages and costs arising out of or pertaining to such unauthorized contract.

     12. Time Commitment and Exclusivity: The Venturers agree that each Venturer shall devote as much time as shall be reasonably necessary to fulfill its duties and obligations in connection with the Joint Venture subject, however, to their availability. The Venturers and the time, skill and effort of their respective principals shall not be exclusive to the Joint Venture and each Venturer may develop other entertainment related properties and projects and engage in other similar activities in the entertainment and communications industries separate and apart from the Joint Venture and the other Venturer.

     13. Title to the Properties: Any and all property and assets of the Joint Venture as well as all intangible rights, including without limitation distribution rights, copyrights, trade names and trademarks, the productions themselves and all other forms


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of exploitation of the projects and/or properties and all ancillary, merchandising, music and book publishing rights which can contractually be owned or controlled by the Joint Venture shall be owned or controlled by the Joint Venture and title shall be held in the name of the Joint Venture whenever contractually possible. KEG hereby licenses to the Joint Venture the right to use its color logo illustration in print and tape, however KEG shall retain the ownership rights therein.

     14. Property Rights Contributions: KEG is facilitating the licensing to the Joint Venture of the following property rights:

     (a) The exclusive license to produce and distribute one (1) new one hour Tarzan live action television series under a master agreement American First Run holds with Edgar Rice Burroughs, Inc.

     The Joint Venture acknowledges the limited and specific rights granted are only those that American First Run may license and the Joint Venture accepts said license subject to all the terms and conditions of the master license agreement with Edgar Rice Burroughs, Inc. and agrees to assume all the obligations and be contractually bound by all its terms and conditions. The rights granted shall not be an assignment, but rather a license and notwithstanding anything contained to the contrary, American First Run shall retain final control over the Tarzan property and its use as between American First Run, KEG and the Joint Venture. The copyright of the series, pursuant to the master agreement with Edgar Rice Burroughs, Inc. shall remain in the names of Edgar Rice Burroughs, Inc. and American First Run. The current master agreement and all its amendments are attached hereto and marked Exhibit "A". In the event that AFR's master license agreement is enlarged to include additional licenses to other Burroughs literary properties, (i.e. The Tales of Edgar Rice Burroughs- a series of 2 hour television movies or the Venus series of books, etc.) the Joint Venture shall simultaneously receive a license to produce and distribute under the same terms and conditions as above.

Immediately subsequent to the creation of this Joint Venture, KEG shall facilitate the execution of a license agreement between AFRS and the Joint Venture.

     The Venturers acknowledge that William F. Cooke Television Enterprises has claimed it should be involved in the new series because of its involvement in a previous Tarzan half hour series and regardless that it is KEG's contention that said claim is without basis, KEG is facilitating the licensing of the property to the Joint Venture with said claim in existence.

     (b) All projects and/or properties contributed by either Venturer to the Joint Venture shall revert to the contributing Venturer in the event that financing or official preproduction has not commenced within one year from the date of the contribution.

     15 Warranties: Each Venturer hereby warrants and represents to the other that it:


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          (a) Has the right and capacity to enter into this Agreement

          (b) Shall not encumber or sell any property, assets or intangible rights of the Joint Venture without the written consent of the other Venturer.

          (c) Shall not assign, mortgage, hypothecate or encumber its interest in the Joint Venture without the written consent of the other Venturer.

          (d) Shall not loan any funds or extend the credit of the Joint Venture to any person or entity without the written consent of the other Venturer.

          (e) Shall not incur any cost, expense, liability or obligation in the name or on the credit of the Joint Venture without the written consent of the other Venturer, and

          (f) Shall not draw any checks on the Joint Venture without the signature of an authorized representative of both of the Venturers.

     16. Indemnification: Each Venturer hereby indemnifies and holds harmless the other Venturer from and against any and all claims, liabilities, damages and costs (including but not Limited to reasonable attorney's fees and court costs) arising from any breach by such Venturer of any representation, warranty or agreement made by such Venturer pursuant to this Agreement.

     17. Dissolution and Termination: (a) The Joint Venture shall be dissolved and terminated and its business wound up upon the first to occur of the following:

          1. The expiration of the term referred to in Paragraph 3 above;

          2. The mutual agreement of the Venturers;

          3. Operation of law; or

          4. A material breach of this Agreement by either Venturer, if such breach is not cured within 15 days after written notice thereof has been provided to the breaching Venturer by the non-defaulting Venturer. Only the non-defaulting Venturer shall have the right to terminate the Joint Venture pursuant to this paragraph. Such termination shall not release the defaulting Venturer from any obligations or liabilities to the other Venturer, whether pursuant to the provisions of this agreement or a law or in equity.

     (b) Upon termination of the Joint Venture, the business of the Joint Venture shall be wound up and assets and projects and properties of the Joint Venture shall be liquidated. Upon the happening of any one of the events of dissolution mentioned above, the Joint Venture shall engage in no further business, other than that necessary to protect the assets of the Joint Venture, wind-up its business and distribute its assets as provided for herein.


     18. Miscellaneous Provisions:



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     (a) All notices which either Venturer wishes to serve on the other shall be in writing and certified mailed to the other Venturer.

     (b) Mediation--the Venturers agree that in the event of a financial, legal or business dispute, they shall submit the matter to mediation (mediator to be selected must be a former judge) and the Joint Venture and each Venturer shall be bound by same.

     (c) Applicable law--This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of California.

     (d) Written Amendment--This Agreement may not be amended or changed except by written instrument duly executed by each Venturer.

     (e) Assignments--No Venturer shall sell, assign, mortgage, hypothecate or encumber its interest, or any portion thereof, in the Joint Venture without the prior written consent of the other Venturer.

     (f) Illegal Provision--Nothing contained in this Agreement shall be construed so as to require the commission of any act or the payment of any compensation which is contrary to law or to require the violation of any guild or union agreement applicable hereto which may, from time to time be in effect and by its terms controlling of this Agreement. If there is any conflict between any provision of this Agreement and any such applicable law or guild or union agreement and the latter shall prevail,, then the provision or provisions of this Agreement, affected shall be modified to the extent (but only to the extent) necessary to remove such conflict and permit such compliance with law or guild or union agreement

     (g) Waiver--No waiver by either Venturer of any failure by the other Venturer to keep or perform any covenant or condition hereof shall be deemed a waiver of any preceeding, or succeeding breach of the same or any other covenant or condition.

     (h) Additional Documents--Each Venturer shall execute and deliver any and all additional papers, documents and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of its obligations hereunder to carry out the intent of the Joint Venture.

     (i) Entire Agreement--This Agreement contains the sole and only agreement of the Venturers relating to the Joint Venture and correctly sets forth the rights, duties a obligations of each of the other as of the date of such Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date and year first above





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written at Los Angeles, California.


KELLER ENTERTAINMENT GROUP, INC.                SEAGULL ENTERTAINMENT, INC.
A California corporation                        A Delaware corporation

BY: /s/ ILLEGIBLE                               BY: /s/ ILLEGIBLE
   --------------------------------                -----------------------------
     Authorized Signator  (Pres.)                  Authorized Signator  (Pres.)